                                    EXHIBIT 5
                               3Si HOLDINGS, INC.
                     STATEMENTS OF CHANGES IN STOCKHOLDERS'
                             (DEFICIT) (PAGE 1 OF 2)
                                  JUNE 30, 2002

                                          #                              Additional
                                       Common           Common            Paid-In
                                       Shares            Stock            Capital
Balance June 30, 2000                37,504,452       $   375,045      $ 3,205,887
Shares issued for legal
services at $.156 per share on
October 4, 2000                         216,199             2,162           31,565
Shares issued for legal
services at $.141 per share on
October 31, 2000                        116,332             1,163           15,240
Warrants granted to a
consultant June 1, 2001                      --                --            3,482
Net earnings for the year
ended June 30, 2001                          --                --               --
                                     ----------       -----------      -----------

Balance June 30, 2001                37,836,983           378,370        3,256,174

Shares issued for legal
services at $.05 per share on
October 12, 2001                         41,476               415            1,659
Cancellation of common stock
subject to redemption (Note H)       (2,208,122)          (22,082)       2,233,130
Net (loss) for the year ended
June 30, 2002                                --                --               --
                                     ----------       -----------      -----------
Balance June 30, 2002                35,670,337       $   356,703      $ 5,490,963
                                     ==========       ===========      ===========

               The accompanying notes are an integral part of these statements.

                               3Si HOLDINGS, INC.
                     STATEMENTS OF CHANGES IN STOCKHOLDERS'
                             (DEFICIT) (PAGE 2 OF 2)
                                  JUNE 30, 2002

                                                                             Total
                                    Accumulated         Treasury         Stockholders'
                                     (Deficit)           Stock          (Deficit)Equity
Balance June 30, 2000               $(5,778,534)      $   (38,184)      $(2,235,786)

Shares issued for legal
services at $.156 per share on
October 4, 2000                              --                --            33,727
Shares issued for legal
services at $.141 per share on
October 31, 2000                             --                --            16,403
Warrants granted to a
consultant June 1, 2001                      --                --             3,482
Net earnings for the year
ended June 30, 2001                     105,580                --           105,580
                                    -----------       -----------       -----------
Balance June 30, 2001                (5,672,954)          (38,184)       (2,076,594)

Shares issued for legal
services at $.05 per share on
October 12, 2001                             --                --             2,074
Cancellation of common stock
subject to redemption (Note H)               --                --         2,211,048
Net (loss) for the year ended
June 30, 2002                          (231,803)               --          (231,803)
                                    -----------       -----------       -----------
Balance June 30, 2002               $(5,904,757)      $   (38,184)      $   (95,275)

        The accompanying notes are an integral part of these statements.


                                       41